Exhibit 99.1

Timber Pharmaceuticals Announces First Patients Enrolled in Phase 3 ASCEND Clinical Trial Evaluating TMB-001 in Congenital Ichthyosis

- Pivotal trial expected to enroll more than 140 patients with moderate to severe congenital ichthyosis at leading research centers in the U.S., Canada, Italy, France, and Germany -

BASKING RIDGE, NJ, June 23, 2022 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that the first four patients have been enrolled in the pivotal Phase 3 ASCEND clinical trial. ASCEND will evaluate the efficacy, pharmacokinetics and safety of TMB-001 0.05%, a topical isotretinoin formulated using the Company’s patented IPEG™ delivery system, for the treatment of moderate to severe forms of congenital ichthyosis (CI).

The U.S. Food & Drug Administration (FDA) awarded a $1.5 million grant through its Orphan Products Clinical Trials Grant program to support completed Phase 2a and Phase 2b clinical trials that evaluated TMB-001. The FDA also granted Breakthrough Therapy and Fast Track designations to TMB-001. Leading research centers in the U.S., Canada, Italy, France, and Germany are participating in the ASCEND study. The first patients were enrolled by Kenneth Dawes, M.D., and his research team at the Dawes Fretzin Dermatology Group in Indianapolis, Indiana.

“We are pleased to launch the pivotal ASCEND study and enroll the first patients, which brings us one step closer to delivering an important new treatment option for people who are burdened by the life-long endeavor of managing CI,” said John Koconis, Chairman and Chief Executive Officer of Timber. “Many dermatologists may be familiar with oral isotretinoin and its effectiveness as a treatment for CI, but they are also aware of the systemic toxicity associated with oral therapy. We believe that TMB-001 has the potential to deliver significant efficacy and relief to patients while minimizing systemic absorption, thereby lowering the rates of side effects seen with the oral compounds. Our patented topical formulation might allow this therapy to be used chronically and over larger areas of the body.”

CI is a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. The randomized, parallel, double-blind, vehicle-controlled ASCEND study is designed to enroll 142 participants 6 years of age or older with moderate to severe CI including recessive X-linked ichthyosis (RXLI) and autosomal recessive congenital ichthyosis (ARCI). These subtypes affect about 80,000 people in the U.S. and lead to cutaneous manifestations that include large, dark scaling throughout the body. Timber is providing genetic testing as part of the study for patients whose subtype of CI is not already genetically confirmed. Participants in the ASCEND study are randomized 2:1 to TMB-001 or vehicle control ointment (two participants on TMB-001 for every one participant on vehicle) for 12 weeks, at which point eligible participants in both arms of the study are randomized again to either once-a-day or twice-a-day TMB-001 treatment for an additional 12 weeks to provide valuable information on longer term treatment with the compound.

For more information about the ASCEND study, visit https://ichthyosistrial.com/.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com